Hewlett Packard Enterprise

HPE 2021 Stock Incentive Plan Proposal

2024 Annual Meeting of Stockholders

WE ARE REQUESTING ADDITIONAL SHARES TO SUPPORT CONTINUED INVESTMENT IN OUR TEAM MEMBERS THROUGH THE LONG-TERM INCENTIVE PLAN

- As of December 31, 2023, there were approximately 14.7 million shares available for grant under the HPE 2021 Stock Incentive Plan (“2021 Plan”) which is insufficient to maintain the current level of long-term incentive (“LTI”) investment in our key talent.

- Additional shares are needed to continue providing market-competitive LTI compensation to our key talent, promote alignment between employee and stockholder interests, and drive the business strategy presented on the next page.

- On February 8, 2024, the HPE Board of Directors (“Board”) unanimously approved Amendment No. 3 to the 2021 Plan, which, subject to stockholder approval, will increase the number of shares available for issuance under the 2021 Plan by an additional 22 million shares.

- Our Board recommends that you vote **FOR** the approval of Amendment No. 3 to the 2021 Plan to increase the Plan’s shares available for issuance.

OUR STRATEGY DRIVES STOCKHOLDER VALUE

HPE has invested strategically to better position itself to capitalize on opportunities across edge, hybrid cloud and AI.

- HPE has transformed to become the edge-to-cloud company.
- We have diversified our business to expand our software- and services-rich portfolio and capitalize on new markets in an effort to grow revenue and operating profits and expand margins.
- Our steady execution resulted in higher revenue, margin expansion, and larger operating profit in FY23.

A transformative business opportunity exists and continued investment is needed to successfully capitalize.

- HPE is expanding its focus into higher growth, higher margin areas of the edge, hybrid cloud, and AI.
- Human and financial capital investment is required to accelerate this pivot to a diverse set of businesses with greater profitability potential.
- Successful execution requires continued investment to attract and retain the high-demand talent (e.g., technical, sales) in this highly competitive business environment and continue strong returns to stockholders.

OUR PEOPLE ARE OUR GREATEST ASSETS IN THE DELIVERY OF SUSTAINABLE VALUE TO OUR STOCKHOLDERS

Increasing the number of shares available for issuance under the 2021 Plan is necessary to enable the continued use of market-competitive LTI equity awards we need to attract and retain key talent

Talent investment

- Our talent base continues to evolve and the skills needed to deliver our strategy require **competitive compensation**, including LTI.
- HPE's LTI compensation **aligns the interests** of our team members, the Company, and stockholders and encourages recipients to act in our stockholders' interests and share in the Company's success.
- The requested level of shares enables HPE to **maintain** its current level of LTI investment in our key talent.

Plan design

- The 2021 Plan is designed with **best-practice policies & principles** in mind and no changes are recommended.
  - ✓ No "liberal share recycling" of options or stock appreciation rights ("SARs").
  - ✓ No share-dividend equivalents are paid on unvested stock awards, options, or SARs.
  - ✓ Minimum 100% fair market value exercise price for options/SARs.
  - ✓ No repricing or cash buyout of underwater options/SARs without stockholder approval, except for equitable adjustments in connection with a change in control ("CIC").
  - ✓ No "liberal" CIC definition or "single-trigger" CIC vesting.
  - ✓ No "evergreen" share increases or automatic "reload" awards.

Share usage

- Fully-diluted overhang would be 7.2% which is **lower** than prior years (7.5-8.3% as disclosed in our FY20-FY22 proxy filings) and **below median** compared to our peer group.
- Providing market-competitive LTI grants **deep in the organization** where we compete for talent against a broad group of companies results in a 3-year burn rate of 2.41% (as of end of FY23).
- We have a broad-based long-term incentive program with **more than 80%** of our outstanding awards granted to non-executive officers.

Expected duration of shares

- Our proposal is sized based on the **minimum number** of shares to support HPE's standalone strategy/operations for 1 year.
- The share ask **does not** take into consideration our intent to acquire Juniper.

WE NEED YOUR SUPPORT FOR OUR STOCK INCENTIVE PLAN PROPOSAL

- Our Board unanimously approved Amendment No. 3 to the 2021 Plan, which is necessary to attract and retain the key talent needed to support HPE’s continued pivot into higher margin businesses.
- Our Board recommends that you vote **FOR** the approval of Amendment No. 3 to the 2021 Plan to increase the shares available for issuance.



FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise and its consolidated subsidiaries ("Hewlett Packard Enterprise") may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words "believe", "expect", "anticipate", "guide", "optimistic", "intend", "aim", "will", "estimates", "may", "could", "should" and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any anticipated financial or operational benefits associated with the recent segment realignment, any projections, estimations, or expectations of addressable markets and their sizes, revenue (including annualized revenue run rate), margins, expenses (including stock-based compensation expenses), investments, net earnings, net earnings per share, cash flows, liquidity and capital resources, inventory, goodwill, impairment charges, order book, share repurchases, currency exchange rates, or other financial items; any projections or estimations of future orders, including as-a-service orders; any statements of the plans, strategies, and objectives of management for future operations, as well as the execution and consummation of corporate transactions or contemplated and dispositions, research and development expenditures, and any resulting benefit, cost savings, charges, or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements concerning technological and market trends, the pace of technological innovation, and adoption of new technologies, including artificial intelligence and products and services offered by Hewlett Packard Enterprise; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and our financial performance, including but not limited to demand for our products and services and access to liquidity due to financial sector volatility, and our actions to mitigate such impacts on our business; any statements of expectation or belief, including those relating to future guidance and the financial performance of Hewlett Packard Enterprise; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties, and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise's businesses; the competitive pressures faced by Hewlett Packard Enterprise's businesses; risks associated with executing Hewlett Packard Enterprise's strategy; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends (including the desirability of a unified hybrid-cloud offering); the execution of Hewlett Packard Enterprise's transformation and mix shift of its portfolio of offerings; the hiring and retention of key employees; the execution, integration, consummation, and other risks associated with business combination, disposition, and investment transactions; and other risks that are described in Hewlett Packard Enterprise's Annual Report on Form 10-K for the fiscal year ended October 31, 2023, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission. As in prior periods, the financial information set forth in this presentation, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in future Hewlett Packard Enterprise filings. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.